EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

Osteotech, SA is a wholly-owned subsidiary of the Registrant organized under the laws of France.

OST Developpement, SA (“OST”) is a 90% owned subsidiary of the Registrant organized under the laws of France. OST does business under its own name.

Medical Technical Laboratory OsteoCentre Bulgaria EAD (“OCGB”) is a wholly-owned subsidiary of OST organized under the laws of Bulgaria. OCGB does business under its own name.

Osteotech B.V. is a wholly-owned subsidiary of the Registrant organized under the laws of The Netherlands. Osteotech BV does business under its own name.

Osteotech/CAM Services B.V. (“OCS B.V.”) is a wholly-owned subsidiary of Osteotech B.V. organized under the laws of The Netherlands. OCS B.V. does business under its own name.

HC Implants, B.V. (“HC Implants”) is a wholly-owned subsidiary of Osteotech B.V. organized under the laws of The Netherlands. HC Implants does business under its own name.

Osteotech Implants, B.V. (“Osteotech Implants”), formerly CAM Implants, B.V., is a wholly-owned subsidiary of HC Implants organized under the laws of The Netherlands. Osteotech Implants does business under its own name.